As filed with the Securities and Exchange Commission on July 25, 1996
                                              Registration No. 333-________

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ---------------

                           HOMETOWN BUFFET, INC.
           (Exact name of registrant as specified in its charter)

                              ---------------

                  Delaware                          33-0463002
        (State or other jurisdiction               (IRS Employer
     of  incorporation or organization)         Identification No.)

        9171 Towne Centre Drive, #575
            San Diego, California                      92122
            (Address of Principal                   (Zip Code)
             Executive Offices)

                              ---------------

                           HomeTown Buffet, Inc.
                         1991 Stock Incentive Plan
                            (Full title of plan)

                            Glenn E. Glasshagel
                            HomeTown Buffet, Inc
                       9171 Towne Centre Drive, #575
                            San Diego, CA 92122
                  (Name and address of agent for service)

                               (619) 546-9096
       (Telephone number, including area code, of agent for service)

                                  Copy to:

                               John R. Thomas
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268


                      CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
                                                     Proposed         Proposed
                                                     Maximum          Maximum
                               Amount                Offering         Aggregate        Amount of
Title of Securities            To Be                 Price per        Offering         Registration
To Be Registered               Registered            Share (1)        Price (1)        Fee
- --------------------------     ----------            ---------        -----------      ------------
Common Stock,
$0.01 par value                1,600,000 Shares      $13.82           $16,331,397      $5,632
- ---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 1,439,145 shares are subject to options with an aggregate exercise price of $14,108,380. The calculation of the registration fee for the balance of the shares is based on $13.82, which was the average of the high and low prices of the Common Stock on July 23, 1996 as reported in The Wall Street Journal for Nasdaq National Market issues.

================================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents filed by HomeTown Buffet, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial state ments for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("GCL") provides, in summary, that the directors and officers of the Company may, under certain circumstances, be indemnified by the Company against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Company, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. No indemnification shall be made, however, against expenses with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the Delaware GCL also provides that directors and officers of the Company are entitled to such indemnification by the Company to the extent that such persons are successful on the merits or otherwise in defending such action, suit or proceeding. The Company's Restated Certificate and Bylaws provide for the indemnification by the Company of officers and directors to the fullest extent permitted by Section 145 of the Delaware GCL. Reference is made to the Restated Certificate and Amended Bylaws of the Company incorporated by reference hereto.

         Section 102 of the Delaware GCL provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends, or unlawful stock purchases or redemptions. The Restated Certificate provides for the elimination of personal liability of the Company's directors to the fullest extent permitted by law. Reference is made to the Restated Certificate incorporated by reference hereto.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         4.1   Amended and Restated Certificate of Incorporation
               (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-67326).

         4.2 Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 24, 1996).

         5.1   Opinion of Stoel Rives LLP.

         23.1  Consent of KPMG Peat Marwick LLP (see page II-7).

         23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1  Power of Attorney.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 25, 1996.

                                  HOMETOWN BUFFET, INC.


                                  By GLENN E. GLASSHAGEL
                                     ------------------------------------------
                                     Glenn E. Glasshagel
                                     Vice President of Finance, Chief Financial
                                     Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 25, 1996.

            Signature                                 Title
            ---------                                 -----


C. DENNIS SCOTT                        Chairman of the Board, Chief
- ----------------------------------     Executive Officer and Director
C. Dennis Scott                        (Principal Executive Officer)


GLENN E. GLASSHAGEL                    Vice President of Finance, Chief
- ----------------------------------     Financial Officer and Treasurer
Glenn E. Glasshagel                    (Principal Financial and
                                       Accounting Officer)

NEAL L. WICHARD*                       Director
- ----------------------------------
Neal L. Wichard


REBECCA McKINNON*                      Director
- ----------------------------------
Rebecca McKinnon


DR. CHRISTIAN F. HORN*                 Director
- ----------------------------------
Dr. Christian F. Horn


PHILLIP RATNER*                        Director
- ----------------------------------
Phillip Ratner


KERRY A. KRAMP*                        Director
- ----------------------------------
Kerry A. Kramp


PHILIP FRIEDMAN*                       Director
- ----------------------------------
Philip Friedman


    *By GLENN E. GLASSHAGEL
        -------------------------------------
        Glenn E. Glasshagel, Attorney-in-Fact

                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of HomeTown Buffet, Inc. of our report dated February 16, 1996, except as to note 6, which is as of March 8, 1996, relating to the consolidated balance sheets of HomeTown Buffet, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of HomeTown Buffet, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.




San Diego, California                  KPMG Peat Marwick LLP
July 25, 1996

                               EXHIBIT INDEX

                                                               Sequential
Exhibit                                                           Page
Number      Document Description                                 Number
- ------      --------------------                                 ------

 4.1        Amended and Restated Certificate
            of Incorporation (incorporated by
            reference to Exhibit 3.1 to the Company's
            Registration Statement on Form S-1,
            File No. 33-67326).

 4.2 Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly
            Report on Form 10-Q for the quarter
            ended April 24, 1996).

 5.1        Opinion of Stoel Rives LLP.

 23.1       Consent of KPMG Peat Marwick LLP
            (see page II-7).

 23.2       Consent of Stoel Rives LLP
            (included in Exhibit 5.1).

 24.1       Power of Attorney.